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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                September 7, 2006
                        ---------------------------------
                        (Date of earliest event reported)

                               Syncronys Softcorp
                          -----------------------------
             (Exact name of registrant as specified in its charter)

            Nevada                    0-25736                    33-0653223
            ------                    -------                    ----------
(State or other jurisdiction of     Commission                (I.R.S. Employer
 incorporation or organization)     File Number              Identification No.)

                           6959 East Wild Canyon Place
                              Tucson, Arizona 85706
               --------------------------------------------------
               (Address of principal offices, including Zip Code)

                                 (520) 603-6979
                                 --------------
              (Registrant's telephone number, including area code)

Item 1.01 Entry into a Material Definitive Agreement.

         On June 15, 2006 Syncronys Softcorp, Inc., a Nevada publicly held corporation ("herein called "Publico"), and Syncronys Softcorp, Inc, a Nevada privately held Corporation ("herein called "Privateco"), entered into a Stock Purchase Agreement ("Agreement") between the Corporations acting by their respective boards of directors.

         Publico is a corporation originally organized under the laws of the State of Nevada with its principal business office located in Arizona. Publico has been a non-operative entity since July 19, 1999 when the United States Bankruptcy Court Central District of California Los Angeles Division issued an order converting the company's bankruptcy filing to Chapter 7. Prior to filing bankruptcy on July 15, 1998, Publico was a publicly traded entity with approximately 375 shareholders.

         Privateco is a company organized and existing under the laws of the state of Nevada, with its principal business office located in Arizona. Privateco's charter was filed and approved on November 21, 2003 and is currently in good standing.


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         The respective Boards of Directors of the Parties deem it desirable and in the best interests of the corporations to enter into this Agreement pursuant to the terms and conditions contained herein. The Board of Directors of both entities is the same three persons.

         In order to consummate this Agreement and in consideration of the mutual benefits to be derived and the mutual agreements contained herein, Publico and Privateco approved and adopted this Agreement. The agreement resulted in an acquisition of all of the outstanding shares of stock of Privateco by Publico with controlling interest of Publico being issued to the owners of Privateco. The issuance of shares of Publico in an amount equal to sixty one and 5/100 percent (61.05%) of the outstanding shares of Publico became the method of payment for the operating company Privateco. Immediately thereafter, Publico assumed the name and charter of Privateco. The goal of this acquisition is to allow Publico to resume its public trading status on the NASDAQ trading system.

         At the close of the Agreement, Publico became the surviving organization and the owners of Privateco will be paid 45,750,000 shares of Publico Common restricted shares representing 61.05 percent of the outstanding Publico shares. All shares issued to Privateco shareholders shall be issued under Regulation 144 of the Rules and Regulations of the United States Securities and Exchange Acts and to be subject to certain trade restrictions thereto.

Item 2.01 Completion of Acquisition of stock.

         Please see Item 1.01 of this current report.

Item 3.02 Unregistered Sales of Equity Securities.

         Please see Item 1.01 of this current report.

Item 9.01 Financial Statements and Exhibits

         Audited financial statements and pro-forma statements of Syncronys Softcorp shall be filed as soon as possible.

Exhibit 99.01

         Stock Purchase Agreement between Syncronys Softcorp a Nevada public corporation, and Syncronys Softcorp, a privately held Nevada corporation, entered into this 15th day of June, 2006.


SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Syncronys Softcorp
By: /s/ David L. Shorey
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    David L. Shorey, Chief Executive Officer


Date: September 7, 2006